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                                                                    Exhibit 23.2



                       Consent of Independent Accountants



We consent to the references to our firm under the captions "Experts" and "Selected Historical Financial Data of NCS HealthCare, Inc." and to the use of our report dated August 2, 2002, with respect to the consolidated financial statements of NCS HealthCare, Inc. and subsidiaries included in the Proxy Statement/Prospectus that is made a part of this Registration Statement (Form S-4) of Genesis Health Ventures, Inc. for the registration of 2,613,953 shares of its common stock.



                                                /s/ Ernst & Young LLP



Cleveland, Ohio

August 26, 2002